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CERTIFIED TO BE TRUE AND CORRECT COPY                                               JIM MILES      1
AS TAKEN FROM AND COMPARED WITH THE                                             SECRETARY OF STATE
ORIGINAL ON FILE IN THIS OFFICE                                                      FILED
                                                                                   (stamped date)
(stamped date)                                                                   JUN 24 1998
JUN 24 1998                       STATE OF SOUTH CAROLINA                      AM                   PM
                                    SECRETARY OF STATE                        7 8 9 10 11 12 1 2 3 4 5 6
/s/ Jim Miles
----------------
SECRETARY OF STATE
OF SOUTH CAROLINA                   ARTICLES OF AMENDMENT



         Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles on Incorportation dated May 27, 1997:

1.  The name of the corporation is Emergent Group, Inc.

2. On June 10, 1998 the corporation adopted the following Amendment to its Articles of Incorporation:


               "RESOLVED, that Section 1 of the Restated Articles of Incorporation is hereby deleted and replaced with the following:

          (1) The name of the corporation shall be HomeGold Financial, Inc."

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").


                                 Not Applicable

4.  Complete either a or b, whichever is applicable.

    a.    X     Amendment(s) adopted by shareholder action.
       -------  At the date of adoption of the amendment, the
                number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                           Number of              Number of         Number of Votes      Number of Undisputed*
Voting                     Outstanding            Votes Entitled    Represented at       Shares Voted
Group                      Shares                 to be Cast        the Meeting          For        Against
------                     -----------            --------------   --------------        -----------------------

Common                     9,708,083             9,708,083          8,164,951            7,986,390   156,944


   b. The Amendment(s) was duly adopted by the incorporators or -------- board of directors without shareholder approval pursuant to
                 Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                 South Carolina Code as amended, and shareholder action was not required.

5.  The effective date of these Articles of Amendment shall be July 1, 1998.
                                                               -------------

Date: June 10, 1998
      ------------
                                          Emergent Group, Inc.
                                          (Name of Corporation)

                                          By:  /s/ John M. Sterling Jr.
                                             ---------------------------
                                                      CEO
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